UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

February 27, 2014
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers

On February 27, 2014, the Compensation Committee of the Board of Directors of FMC Technologies, Inc. (the “Company”) changed an element of performance-based equity compensation. Performance-based equity compensation links the award of restricted stock units to the achievement of performance targets relative to the performance of the Company’s peer group of oilfield service and equipment companies with respect to the following three metrics: EBITDA growth, return on investment and total shareholder return (“TSR”). Prior to 2014, the payout for the TSR metric was determined based on the Company’s annual performance relative to the peer group. Beginning in 2014, the payout for the TSR metric will continue to be determined based on the Company’s performance relative to the peer group, but it will be based on a three-year performance period instead of an annual performance period.

The form of grant agreement for the restricted stock units is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

In addition, prior to 2014, the annual non-equity incentive compensation for a limited number of senior executives was based 70% on the Company’s business performance, which is referred to as the Business Performance Initiative (“BPI”) component, and 30% on each senior executive’s individual performance, which is referred to as the Annual Performance Incentive (“API”) component. On February 27, 2014, the Compensation Committee modified the weighting of the BPI and API components so that beginning in 2014, the BPI component will be weighted at 75% and the API component will be weighted at 25%.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Grant Agreement for Long Term Incentive Restricted Stock Grant Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Jeffrey W. Carr
Dated: March 14, 2014	Name: Jeffrey W. Carr
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Grant Agreement for Long Term Incentive Restricted Stock Grant Pursuant to the Amended and Restated FMC Technologies, Inc. Incentive Compensation and Stock Plan (Employee).